Exhibit 99.1

TALBOTS RECEIVES PROPOSAL FROM SYCAMORE PARTNERS TO ACQUIRE ALL OUTSTANDING COMMON STOCK

HINGHAM, MA, May 7, 2012 — The Talbots, Inc. (NYSE:TLB) today announced that its Board of Directors has received a non-binding proposal from Sycamore Partners to acquire all of the Company’s outstanding common stock for $3.05 per share. In addition, the Company today announced that it has entered into an exclusivity agreement with Sycamore Partners in connection with the non-binding proposal, which will terminate on May 15, 2012.

The Board continues to evaluate strategic alternatives, including Sycamore Partners’ proposal, consistent with its fiduciary duties to act in the best interest of the Company’s stockholders. The Board is being advised in this process by its financial advisor, Perella Weinberg Partners, and legal advisor, White & Case LLP, with a team of attorneys led by Morton A. Pierce. There can be no assurance that any definitive agreement will be entered into, or, if entered into, what the terms thereof will be, or that this or any other transaction will be approved or consummated. The Company does not intend to comment further regarding this proposal or its evaluation of strategic alternatives, unless a specific transaction is recommended by the Board.

The Talbots, Inc. is a leading specialty retailer and direct marketer of women’s apparel, shoes and accessories. At the end of the fiscal year 2011, the Company operated 517 Talbots stores in 46 states and Canada. Talbots brand on-line shopping site is located at www.talbots.com.

Forward-looking Information

This Press Release contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “look,” “projected,” “believe,” “anticipate,” “outlook,” “will,” “would,” “should,” “intend,” “potential” or similar statements or variations of such terms. All of the information concerning the outcome of exploring strategic alternatives, our future liquidity, future net sales, margins and other future financial performance and results, achievement of operating or financial plan or forecasts for future periods, sources and availability of credit and liquidity, future cash flows and cash needs, success and results of strategic initiatives and other future financial performance or financial position, as well as our assumptions underlying such information, constitute forward-looking information. Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections about the Company, are not guarantees of future results or performance and involve substantial risks and uncertainty, including assumptions and projections concerning our internal operating or financial plan, regular-price, promotional and markdown selling, operating cash flows, liquidity and sources and availability of credit for all forward periods. Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the ability to successfully increase our customer traffic and the success and customer acceptance of our merchandise offerings in our stores, on our website and in our catalogs; achieving our operating plan for operating results, working capital and cash flows; adequacy of internal and external liquidity sources at all times; negative reaction of and any attendant difficulties in maintaining or extending relationships and financial arrangements with suppliers, sourcing agent and landlords in response to unsolicited acquisition proposals and/or evaluation of strategic alternatives; the ability to attract and retain talented and experienced executives that are necessary to execute our strategic initiatives; the risks associated with our efforts to maintain our traditional customer and expand to attract new customers; the continuing material impact of the U.S. economic environment as well as the risks and uncertainties included under “Risk Factors” and “Forward-looking Information” in our Annual Report on Form 10-K for the fiscal year ended January 28, 2012 and other periodic reports filed with the SEC which are incorporated herein. Our Annual Report on Form 10-K and other periodic reports are available at the Investor Relations section of our Website at http://www.thetalbotsinc.com.

All of our forward-looking statements are as of the date of this Press Release only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in this Press Release or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our continuing operations and our future financial results, cash flows, available credit, prospects and liquidity. Except as required by law, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	The Talbots, Inc.
Julie Lorigan
Senior Vice President, Investor and Media Relations
(781) 741-7775

FTI Consulting, Inc.
Leigh Parrish, Rachel Rosenblatt
Investor and Media Relations
(212) 850-5651, (212) 850-5697

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